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                                                                    Exhibit 10.9

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         THIS SEPARATION AGREEMENT AND MUTUAL RELEASE ("Agreement") is dated and effective as of this 7th day of January 2004, by and among GTECH Holdings Corporation, GTECH Corporation, together with their direct and indirect subsidiaries and affiliates and any of their respective officers, directors or employees, (collectively, "GTECH" or "Company") and Larry Smith ("Mr. Smith" or "Executive").

         WHEREAS, Mr. Smith has been employed by GTECH since June 18, 2001, as Senior Vice President of Technology and Chief Technology Officer.

         NOW, THEREFORE, in consideration of the covenants contained herein and other consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Resignation. GTECH has accepted Mr. Smith's voluntary resignation, effective January 7, 2004.

2. Compensation. GTECH hereby agrees to pay Mr. Smith a prorated portion of his bonus against his Target for FY04 in the amount of two hundred sixty thousand, eight hundred thirty-five dollars ($260,835.00). GTECH agrees to pay Mr. Smith all accrued salary and vacation through the date of this Agreement. In addition, GTECH agrees to make a one-time lump-sum payment in the amount of eighteen thousand dollars ($18,000.00) related to Mr. Smith's temporary residence in Rhode Island. GTECH agrees to lift all transfer restrictions on all vested stock acquired by Mr. Smith through the Bonus Program and the Employee Stock Purchase Plan. Mr. Smith and GTECH acknowledge that Mr. Smith retains all vested restricted stock and forfeits all unvested stock pursuant to all applicable stock option plans and agreements. Mr. Smith and GTECH also acknowledge that Mr. Smith retains the right to exercise twenty-five thousand (25,000) vested stock options issued to him under the 2000 Omnibus Plan pursuant to the terms of that plan and the applicable stock option agreement and that all other stock options are forfeited pursuant to the terms of all applicable stock option plans and agreements. Mr. Smith and GTECH acknowledge that Mr. Smith is not entitled to any other compensation or benefits, including without limitation any medical, or other relocation benefits, except as set forth in this paragraph as a result of his resignation. For the avoidance of doubt, Mr. Smith's eligibility for cash, stock and benefits compensation is outlined in Exhibit 1. In addition, a copy of the paystub and check issued to Mr. Smith is attached hereto as Exhibit 2.

3. Mutual Releases.

         (a) Mr. Smith hereby releases and forever discharges GTECH, its present and former directors, officers, employees, agents, subsidiaries, shareholders, successors and assigns from any and all liabilities, causes of action, debts, claims and demands (including without limitation claims and demands for monetary payment) both in law and equity, known or unknown, fixed or contingent, which he may have or claim to have based upon or in any way related to his employment (as an officer, director or employee of GTECH or any of its subsidiaries or affiliates), rights or entitlements related thereto or the termination of such employment by GTECH, and hereby covenants not to file a lawsuit or charge to assert such claims. This


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includes but is not limited to claims of breach of contract and wrongful termination and any other federal, state or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on GTECH's right to terminate its employees.

         (b) GTECH hereby releases and forever discharges Mr. Smith from any and all liabilities, causes of action, debts, claims and demands (including without limitation claims and demands for monetary payment) both in law and equity, known or unknown, fixed or contingent, which it may have or claim to have based upon or in any way related to Mr. Smith's employment (as an officer, director or employee of GTECH or any of its subsidiaries or affiliates), rights or entitlements related thereto or the termination of such employment by GTECH, and hereby covenants not to file a lawsuit or charge to assert such claims.

4. Obligations.

         (a) Confidential Information. Executive shall not knowingly use for his own benefit or disclose or reveal to any unauthorized person, at any time, any trade secret or other confidential information relating to the Company, including any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, firmware, programs, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, and other information relating to the business of the Company; provided that such restriction on confidential information shall not apply to information which is (i) proven to be generally available in the industry, (ii) disclosed in published literature or (iii) obtained by Executive from a third party without binder of secrecy. Executive agrees that, except as otherwise agreed by the Company, he will return to the Company, promptly upon request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information. In the event Executive is requested by any legal process to disclose confidential information, Executive shall immediately inform the Company and shall permit the Company an opportunity to oppose such process, it being understood that Executive's compliance with legal process, after the Company's reasonable opportunity to oppose such process, does not constitute a violation of this covenant.

         (b) Proprietary Creations. All rights, title and interest in and to any ideas, inventions, technology, processes, know-how, works, hardware, software, firmware, programs, devices, trade secrets, trade names, trademarks or service marks, which Executive may have conceived, created, organized, prepared or produced during the period of his employment with the Company and which relate to the business of the Company, and all rights, title and interest in and to any patents, patent applications, copyright registrations and copyright applications resulting therefrom, shall be owned by the Company, and Executive agrees to execute instruments or documents, to provide evidence and testimony, and to otherwise assist the Company in establishing, enforcing and maintaining such rights, title and interest of the Company at any time.

         (c) Non-Competition. For two years following the Effective Date, Executive shall not engage or propose to engage, directly or indirectly (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged)


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in any Lottery Business anywhere in the world, including without limitation in any business which competes or proposes to compete with any Lottery Business in which the Company was engaged or proposed to be engaged anywhere in the world; provided, that Executive's ownership as a passive investor of less than one percent of the issued and outstanding stock or equity, or $100,000 principal amount of any debt securities, of any corporation, partnership or other entity so engaged shall not by itself be deemed to constitute such engagement by Executive. As used herein, the "Lottery Business" shall mean the provision of products or services of every nature relating to the operation of all manner of lotteries however and wherever conducted, but does not include traditional gaming activities not of the type and nature customarily operated by governments.

         (d) Further, for a period of two years following the Effective Date, Executive shall not (i) disturb or interfere with any business relationship between the Company and any of its customers, suppliers or other business associates, or (ii) solicit or cause to be solicited any officer, employee or customer of the Company to terminate such person's relationship with the Company or to take other action which is materially injurious to the Company.

         (e) Executive and Company mutually agree that neither party shall at any time make or cause to be made any derogatory or disparaging comments regarding (i) the Executive or (ii) the Company, its business, or its present or past directors, officers or employees. Executive acknowledges that the Company may be required to disclose information about Mr. Smith and/or his resignation from the Company pursuant to legal regulations or administrative requirements and that such disclosure does not violate any of the provisions of this Agreement. In the event the Company is required to make such disclosure, the Company shall notify Mr. Smith of such disclosure in advance or as soon as reasonably practicable thereafter.

5. Miscellaneous Provisions.

         (a) The Parties acknowledge that they have been afforded sufficient time to understand the terms and effects of this Agreement and the opportunity to consult counsel and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither Mr. Smith, GTECH nor their agents or representatives have made any representations inconsistent with the provisions of this Agreement.

         (b) This Agreement shall not be construed against the Party preparing same, but shall be construed as if both Parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against the drafting Party.

         (c) Executive represents to the Company and the Company represents to the Executive that the execution and performance of this Agreement by Executive or the Company, as applicable, does not and will not constitute a breach of or violate any contract, agreement, obligation or understanding, oral or written, or order of any court or governmental authority to which he is a party or by which he or the Company is bound.

         (d) Binding Agreement. This Agreement shall be binding upon, and accrue to the benefit of, Executive and the Company and their respective heirs, executors, administrators, successors and permitted assigns, including, in the case of the Company, any person or entity acquiring all


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or substantially all of the Company's assets or the surviving entity if there is a change in control of the Company.

         (e) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (f) Remedies. Each of the Executive and the Company acknowledges and agrees that the possible restrictions on each of their activities which may occur as a result of each of their performance of the obligations under Section 4 hereof are required for the reasonable protection of the Company and Executive. Executive and the Company expressly acknowledge and agree that such restrictions are fair and reasonable for that purpose. Each of the Executive and the Company further expressly acknowledges and agrees that damages alone will be an inadequate remedy for any breach or violation by the Executive or the Company of this Agreement and that the Company or the Executive, in addition to all other remedies at law or in equity, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction including, without limitation, any state or federal court in Rhode Island. If any of the provisions of such Sections are held to be in any respect an unreasonable or unlawful restriction upon Executive, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable. Executive further acknowledges and agrees that, without limiting any other rights the Company may have, any of the payments and benefits required to be provided to Executive under this Agreement shall be forfeited to the Company if Executive breaches any of his obligations to the Company under
Section 4 hereof. This provision shall remain in effect for a period of two years.

         (g) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

         (h) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement no so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

         (i) Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         (j) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.


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         (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In the event of any dispute hereunder, the prevailing party shall be entitled to recover all costs, including reasonable attorneys' fees, incurred in adjudicating such dispute.

         (l) Costs. Each party to this Agreement shall be responsible for its own costs and expenses incurred in the preparation and negotiation hereof (including, without limitation, the fees and disbursements of its counsel).

         (m) No Admission. The execution of this Agreement does not represent and shall not be construed as an admission of a violation of any statute or law or breach of any duty or obligation by either the Company or the Executive.

         (n) The Company agrees to provide Mr. Smith with a reference from the Company's Chief Executive Officer describing the positive influences Mr. Smith had in his role as Chief Technology Officer. The Company further agrees that the Chief Executive Officer will be reasonably available to serve as a positive reference for Mr. Smith by telephone. All calls seeking a reference for Mr. Smith will be directed to the Chief Executive Officer's office.

         IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

GTECH Holdings Corporation              Larry Smith

/s/ Marc A. Crisafulli                  /s/ Larry R. Smith
--------------------------------        -----------------------------------
Signature                               Signature


Marc A. Crisafulli                      Larry R. Smith
--------------------------------        -----------------------------------
Name                                    Name

Senior Vice President
--------------------------------
Title


GTECH Corporation

/s/  Marc A. Crisafulli
--------------------------------
Signature


Marc A. Crisafulli
--------------------------------
Name

Senior Vice President
--------------------------------
Title


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